Exhibit 99.1

Investor Contact: John Heller – 952-229-7427 or ir@lifetimefitness.com

Media Contact: Jason Thunstrom – 952-229-7435 or pr@lifetimefitness.com

FOR IMMEDIATE RELEASE

LIFE TIME FITNESS ANNOUNCES THIRD QUARTER 2012 FINANCIAL RESULTS

Revenue Grew 11.1%, Net Income Grew 19.1% and Diluted EPS was $0.77, up 16.7%

CHANHASSEN, Minn. (October 18, 2012) – Life Time Fitness, Inc. (NYSE: LTM), The Healthy Way of Life Company, today reported its financial results for the third quarter ended September 30, 2012.

Third quarter 2012 revenue grew 11.1% to $294.9 million from $265.4 million during the same period last year. Total revenue for the first nine months of 2012 grew 11.7% to $851.6 million from $762.8 million during the same period last year.

Net income for the quarter was $32.1 million, or $0.77 per diluted share, compared to net income of $27.0 million, or $0.66 per diluted share, for 3Q 2011. Net income for the first nine months of 2012 was $88.1 million, or $2.10 per diluted share, compared to net income of $72.8 million, or $1.78 per diluted share, for the prior-year period.

“We saw continued earnings growth, cash flow and margin improvement in the third quarter, and are pleased with our revenue metrics, which were highlighted by double-digit growth in total revenue and in-center revenue,” said Bahram Akradi, Life Time chairman, president and chief executive officer. “We remain focused on building our Healthy Way of Life brand by making strategic investments in programs and services that we see as powerful opportunities to enhance our members’ experience, while driving membership acquisition and retention. Our business model is strong, and we are steadfast in our focus on driving long-term growth and success.”

During the quarter, the Company completed the integration and rebranding activities associated with the acquired Lifestyle Family Fitness facilities. Additionally, the Company expanded plans in connection with its previously announced acquisition of the Atlanta-based Racquet Club of the South by incorporating enhanced fitness and nutrition programs, services and membership opportunities as part of the overall renovation of the tennis complex.

- more -

Life Time Fitness Third Quarter 2012 Results – Page 2

Three and Nine Months Ended September 30, 2012, Financial Highlights:

Total revenue for the third quarter grew 11.1% to $294.9 million from $265.4 million in 3Q 2011. Total revenue for the first nine months of 2012 grew 11.7% to $851.6 million from $762.8 million during the same period last year.

(Period-over-period growth)	3Q 2012 vs. 3Q 2011 (in millions except revenue per membership data)
• Membership dues	$187.6 vs. $171.5 (up 9.4%)
• In-center revenue	$90.5 vs. $80.7 (up 12.1%)
• Other revenue	$12.9 vs. $8.8 (up 47.1%)

• Average center revenue per membership (up 5.2% to $416 excluding the Lifestyle Family Fitness transaction)	$408 vs. $395 (up 3.2%)
• Average in-center revenue per membership (up 7.8% to $134 excluding the Lifestyle Family Fitness transaction)	$131 vs. $124 (up 5.4%)
• Same-center revenue (open 13 months or longer)	Up 4.1%
• Same-center revenue (open 37 months or longer)	Up 3.1%

(Period-over-period growth)	YTD 2012 vs. YTD 2011 (in millions except revenue per membership data)
• Membership dues	$547.9 vs. $496.5 (up 10.4%)
• In-center revenue	$265.3 vs. $234.7 (up 13.0%)
• Other revenue	$26.7 vs. $17.2 (up 55.0%)

• Average center revenue per membership (up 4.7% to $1,218 excluding the Lifestyle Family Fitness transaction)	$1,194 vs. $1,163 (up 2.7%)
• Average in-center revenue per membership (up 7.4% to $393 excluding the Lifestyle Family Fitness transaction)	$384 vs. $366 (up 4.9%)
• Same-center revenue (open 13 months or longer)	Up 4.6%
• Same-center revenue (open 37 months or longer)	Up 3.9%

Memberships grew 6.4% to 695,271 at September 30, 2012, from 653,300 at September 30, 2011.

•	Excluding memberships acquired in connection with the Lifestyle Family Fitness transaction, memberships grew 3.0%.

- more -

Life Time Fitness Third Quarter 2012 Results – Page 3

•	Attrition in 3Q 2012 was 10.3% compared to 9.0% in the prior-year period. Excluding the Lifestyle Family Fitness transaction, 3Q 2012 attrition was 9.8%.

•

Attrition for the trailing 12-month period ended September 30, 2012, was 37.3% compared to trailing 12-month attrition of 35.3% at September 30, 2011. Excluding the impact of the Lifestyle Family Fitness transaction, trailing 12-month attrition was 36.3%.

Total operating expenses during 3Q 2012 were $235.5 million compared to $215.5 million for 3Q 2011. Total operating expenses for the first nine months of 2012 were $687.3 million compared to $626.4 million in 2011.

•	Income from operations margin was 20.1% for 3Q 2012 compared to 18.8% in the prior-year period.

•	Income from operations margin for the first nine months of 2012 was 19.3% compared to 17.9% in the prior year period.

(Expense as a percent of total revenue)	3Q 2012 vs. 3Q 2011	YTD 2012 vs. YTD 2011
• Center operations	57.5% vs. 60.0%	58.4% vs. 61.0%
• Advertising and marketing	3.0% vs. 3.4%	3.4% vs. 3.5%
• General and administrative	4.6% vs. 4.7%	4.8% vs. 4.8%
• Other operating	4.8% vs. 3.5%	4.1% vs. 3.1%
• Depreciation and amortization	10.0% vs. 9.6%	10.0% vs. 9.7%

Net income for 3Q 2012 was $32.1 million, or $0.77 per diluted share, compared to net income of $27.0 million, or $0.66 per diluted share, for 3Q 2011. Net income for the first nine months of 2012 was $88.1 million, or $2.10 per diluted share, compared to net income of $72.8 million, or $1.78 per diluted share, for the prior-year period.

EBITDA for 3Q 2012 was $89.2 million compared with $75.6 million in 3Q 2011. For the first nine months of 2012, EBITDA was $250.7 million compared with $211.0 million in the prior-year period.

•	As a percentage of total revenue, EBITDA in 3Q 2012 was 30.2% compared to 28.5% in 3Q 2011.

•	For the first nine months of 2012, EBITDA, as a percentage of total revenue, was 29.4% compared to 27.7% in the prior-year period.

Cash flows from operating activities for the first nine months of 2012 totaled $202.7 million compared with $177.3 million in the prior-year period.

Weighted average fully diluted shares for 3Q 2012 totaled 41.9 million compared to 40.9 million in 3Q 2011. For the first nine months of 2012, weighted average fully diluted shares totaled 41.9 million compared to 40.8 million for the prior-year period.

- more -

Life Time Fitness Third Quarter 2012 Results – Page 4

Updated 2012 Business Outlook:

The following statements are based on the Company’s current expectations for fiscal year 2012 and incorporate year-to-date 2012 operating trends. These 2012 expectations are subject to the risks and uncertainties further described in the Company’s forward-looking statements:

•

Revenue is expected to be up 11-12%, or $1.127-1.137 billion (from $1.122-1.137 billion), driven primarily by price and mix optimization, square footage expansion, and growth in in-center and ancillary business revenue.

•

Net income is expected to be up 24-25%, or $114.5-116.0 million (from $113.0-116.0 million), driven by revenue growth and cost efficiencies. The Company included $1.6 million (after tax) of anticipated performance share-based compensation expense in this net income guidance.

•	Diluted earnings per common share is expected to be $2.73-2.76 (from $2.70-2.76), which includes $0.04 impact of anticipated performance share-based compensation expense.

As announced on October 11, 2012, the Company will hold a conference call today at 10:00 a.m. ET to discuss its third quarter 2012 results. Bahram Akradi, Michael Robinson, executive vice president and chief financial officer, and John Heller, senior director, investor relations & treasurer, will host the conference call. The conference call will be webcast and may be accessed via the Company’s Investor Relations section of its website at lifetimefitness.com. A replay of the call will be available the same day via the Company’s website beginning at approximately 2:00 p.m. ET.

###

Life Time Fitness Third Quarter 2012 Results – Page 5

About Life Time Fitness, Inc.

As The Healthy Way of Life Company, Life Time Fitness (NYSE: LTM) helps organizations, communities and individuals achieve their total health objectives, athletic aspirations and fitness goals by engaging in their areas of interest – or discovering new passions – both inside and outside of Life Time’s distinctive and large sports, professional fitness, family recreation and spa destinations, most of which operate 24 hours a day, seven days a week. The Company’s Healthy Way of Life approach enables customers to achieve this by providing the best programs, people and places of uncompromising quality and value. As of October 18, 2012, the Company operated 105 centers under the LIFE TIME FITNESS® and LIFE TIME ATHLETIC(SM) brands in the United States and Canada. Additional information about Life Time centers, programs and services is available at lifetimefitness.com.

Forward-Looking Statements

Certain information contained in this press release may be deemed to constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are subject to certain risks and uncertainties that could cause the Company’s actual results in the future to differ materially from its historical results and those presently anticipated or projected. Among these factors are attracting and retaining members, risks related to our debt levels and debt covenants, the ability to access our existing credit facility and obtain additional financing, strains on our business from continued and future growth, including potential acquisitions and other strategic initiatives, risks related to maintenance and security of our data, competition from other health and fitness centers, identifying and acquiring suitable sites for new centers, delays in opening new centers and other factors set forth in the Company’s filings with the Securities and Exchange Commission. Diluted earnings per common share could also be affected by the number of shares outstanding, which depends on factors such as the number of shares issued upon exercise of stock options and future grants of awards pursuant to equity-based incentive plans as well as stock offerings and repurchases. The Company’s expectations for fiscal year 2012 exclude any additional unusual items that might occur during the fiscal year, such as litigation matters or the potential recognition of compensation expense associated with the May 2012 grant of long-term performance-based restricted stock to the Company’s senior management team. While the Company has determined that achieving the 2012 diluted earnings per common share performance criteria required for vesting of the remaining stock related to the June 2009 performance-based restricted stock grant is probable and anticipates recognizing additional performance share-based compensation expense in 2012, the Company may not be able to meet those criteria due to risks and uncertainties, including those factors described above.

The Company cautions investors not to place undue reliance on any such forward-looking statements. Any forward-looking statement speaks only as of the date on which such statement is made, and the Company undertakes no obligation to update such statement to reflect events or circumstances arising after such date. All remarks made during the Company’s financial results conference call will be current at the time of the call and the Company undertakes no obligation to update the replay.

Life Time Fitness Third Quarter 2012 Results – Page 6

LIFE TIME FITNESS, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(In thousands)

	September 30,	December 31,
	2012	2011
	(Unaudited)
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$8,625	$7,487
Accounts receivable, net	9,989	6,156
Center operating supplies and inventories	27,173	21,600
Prepaid expenses and other current assets	23,650	22,905
Deferred membership origination costs	12,174	12,525
Deferred income taxes	7,520	9,850
Income tax receivable	—	5,022

Total current assets	89,131	85,545
PROPERTY AND EQUIPMENT, net	1,822,139	1,740,434
RESTRICTED CASH	1,813	1,088
DEFERRED MEMBERSHIP ORIGINATION COSTS	8,142	8,131
GOODWILL	34,272	25,550
OTHER ASSETS	67,508	55,080

TOTAL ASSETS	$2,023,005	$1,915,828

LIABILITIES AND SHAREHOLDERS’ EQUITY
CURRENT LIABILITIES:
Current maturities of long-term debt	$7,773	$6,849
Accounts payable	25,832	22,035
Construction accounts payable	17,196	21,892
Accrued expenses	75,424	56,284
Deferred revenue	35,393	33,898

Total current liabilities	161,618	140,958
LONG-TERM DEBT, net of current portion	660,963	679,449
DEFERRED RENT LIABILITY	21,770	19,370
DEFERRED INCOME TAXES	92,473	100,582
DEFERRED REVENUE	8,177	8,203
OTHER LIABILITIES	12,976	9,793

Total liabilities	957,977	958,355

SHAREHOLDERS’ EQUITY:
Common stock	872	849
Additional paid-in capital	463,433	441,813
Retained earnings	605,512	517,404
Accumulated other comprehensive loss	(4,789)	(2,593)

Total equity	1,065,028	957,473

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$2,023,005	$1,915,828

Life Time Fitness Third Quarter 2012 Results – Page 7

LIFE TIME FITNESS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands except per share data)

(Unaudited)

	For the Three Months Ended		For the Nine Months Ended
	September 30,		September 30,
	2012	2011	2012	2011
REVENUE:
Membership dues	$187,568	$171,504	$547,933	$496,530
Enrollment fees	3,859	4,403	11,742	14,290
In-center revenue	90,543	80,741	265,277	234,729

Total center revenue	281,970	256,648	824,952	745,549
Other revenue	12,903	8,773	26,672	17,211

Total revenue	294,873	265,421	851,624	762,760

OPERATING EXPENSES:
Center operations	169,521	159,307	496,790	465,513
Advertising and marketing	8,826	8,940	28,871	26,500
General and administrative	13,631	12,544	41,190	37,307
Other operating	14,091	9,392	35,243	23,397
Depreciation and amortization	29,396	25,358	85,217	73,645

Total operating expenses	235,465	215,541	687,311	626,362

Income from operations	59,408	49,880	164,313	136,398

OTHER INCOME (EXPENSE):
Interest expense, net	(6,510)	(5,072)	(19,332)	(15,273)
Equity in earnings of affiliate	375	346	1,143	973

Total other income (expense)	(6,135)	(4,726)	(18,189)	(14,300)

INCOME BEFORE INCOME TAXES	53,273	45,154	146,124	122,098
PROVISION FOR INCOME TAXES	21,129	18,163	58,016	49,324

NET INCOME	$32,144	$26,991	$88,108	$72,774

BASIC EARNINGS PER COMMON SHARE	$0.77	$0.67	$2.13	$1.81

DILUTED EARNINGS PER COMMON SHARE	$0.77	$0.66	$2.10	$1.78

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING - BASIC	41,484	40,421	41,370	40,313

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING - DILUTED	41,881	40,868	41,885	40,810

Life Time Fitness Third Quarter 2012 Results – Page 8

LIFE TIME FITNESS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(Unaudited)

	For the Nine Months Ended
	September 30,
	2012	2011
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$88,108	$72,774
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	85,217	73,645
Deferred income taxes	(4,387)	2,212
Loss on disposal of property and equipment, net	1,022	687
Gain on sale of land held for sale	(196)	—
Amortization of deferred financing costs	1,504	1,784
Share-based compensation	10,862	9,913
Excess tax benefit related to share-based payment arrangements	(9,138)	(2,904)
Changes in operating assets and liabilities	30,429	20,033
Other	(769)	(822)

Net cash provided by operating activities	202,652	177,322

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(164,556)	(122,149)
Acquisitions, net of cash acquired	(28,984)	(7,293)
Proceeds from sale of property and equipment	673	734
Proceeds from sale of land held for sale	1,758	—
Proceeds from property insurance settlement	1,110	94
Increase in other assets	(94)	(17)
Decrease in restricted cash	376	1,748

Net cash used in investing activities	(189,717)	(126,883)

CASH FLOWS FROM FINANCING ACTIVITIES:
Repayments of long-term borrowings	(5,094)	(77,783)
(Repayments of) proceeds from revolving credit facility, net	(16,000)	27,800
Increase in deferred financing costs	(306)	(4,395)
Excess tax benefit related to share-based payment arrangements	9,138	2,904
Proceeds from stock option exercises	2,088	1,480
Proceeds from employee stock purchase plan	999	874
Stock purchased for employee stock purchase plan	(1,290)	(1,113)

Net cash used in financing activities	(10,465)	(50,233)

Effect of exchange rates on cash and cash equivalents	(1,332)	—

INCREASE IN CASH AND CASH EQUIVALENTS	1,138	206
CASH AND CASH EQUIVALENTS—Beginning of period	7,487	12,227

CASH AND CASH EQUIVALENTS—End of period	$8,625	$12,433

Life Time Fitness Third Quarter 2012 Results – Page 9

Non-GAAP Financial Measures

This release and the related conference call disclose certain non-GAAP financial measures.

EBITDA. Earnings Before Interest, Income Taxes and Depreciation and Amortization (EBITDA) is a non-GAAP disclosure consisting of net income plus interest expense, net, provision for income taxes and depreciation and amortization. This term, as the Company defines it, may not be comparable to a similarly titled measure used by other companies and is not a measure of performance presented in accordance with GAAP. The Company uses EBITDA as a measure of operating performance. The funds depicted by EBITDA are not necessarily available for discretionary use if they are reserved for particular capital purposes, to maintain compliance with debt covenants, to service debt or to pay taxes. EBITDA should not be considered as a substitute for net income, net cash provided by operating activities or other income or cash flow data prepared in accordance with GAAP. Additional details related to EBITDA are provided in the Form 8-K that the Company filed with the Securities and Exchange Commission on the date of this press release. The following table provides a reconciliation of net income, the most directly comparable GAAP measure, to EBITDA:

RECONCILIATION OF NET INCOME TO EBITDA

(In thousands)

(Unaudited)

	For the Three Months Ended		For the Nine Months Ended
	September 30,		September 30,
	2012	2011	2012	2011
Net income	$32,144	$26,991	$88,108	$72,774
Interest expense, net	6,510	5,072	19,332	15,273
Provision for income taxes	21,129	18,163	58,016	49,324
Depreciation and amortization	29,396	25,358	85,217	73,645

EBITDA	$89,179	$75,584	$250,673	$211,016

Life Time Fitness Third Quarter 2012 Results – Page 10

Free Cash Flow. Free cash flow is a non-GAAP measure consisting of net cash provided by operating activities, less purchases of property and equipment, excluding acquisitions. This term, as the Company defines it, may not be comparable to a similarly titled measure used by other companies and does not represent the total increase or decrease in the cash balance presented in accordance with GAAP. The Company uses free cash flow as a measure of cash generated after spending on property and equipment. Free cash flow should not be considered as a substitute for net cash provided by operating activities prepared in accordance with GAAP. Additional details related to free cash flow are provided in the Form 8-K that the Company filed with the Securities and Exchange Commission on the date of this press release. The following table provides a reconciliation of net cash provided by operating activities, the most directly comparable GAAP measure, to free cash flow:

RECONCILIATION OF NET CASH PROVIDED BY OPERATING ACTIVITIES TO FREE CASH FLOW

(In thousands)

(Unaudited)

	For the Three Months Ended		For the Nine Months Ended
	September 30,		September 30,
	2012	2011	2012	2011
Net cash provided by operating activities	$60,462	$58,811	$202,652	$177,322
Less: Purchases of property and equipment	(58,454)	(39,126)	(164,556)	(122,149)

Free cash flow	$2,008	$19,685	$38,096	$55,173

Non-GAAP Average Center Revenue Per Membership. Non-GAAP average center revenue per membership is a non-GAAP financial measure consisting of average center revenue per membership excluding the impact of the Lifestyle Family Fitness transaction, which may provide a better metric for comparing operating results. The following table provides a reconciliation of average center revenue per membership, the most directly comparable GAAP measure, to non-GAAP average center revenue per membership:

RECONCILIATION OF AVERAGE CENTER REVENUE PER MEMBERSHIP

TO NON-GAAP AVERAGE CENTER REVENUE PER MEMBERSHIP

(Unaudited)

	For the Three Months Ended			For the Nine Months Ended
	September 30,		Growth	September 30,		Growth
	2012	2011	Rate	2012	2011	Rate
Average center revenue per membership	$408	$395	3.2%	$1,194	$1,163	2.7%
Excluding the impact of Lifestyle Family Fitness transaction	8	—	—	24	—	—

Non-GAAP average center revenue per membership	$416	$395	5.2%	$1,218	$1,163	4.7%

Life Time Fitness Third Quarter 2012 Results – Page 11

Non-GAAP Average In-Center Revenue Per Membership. Non-GAAP average in-center revenue per membership is a non-GAAP financial measure consisting of average in-center revenue per membership excluding the impact of the Lifestyle Family Fitness transaction, which may provide a better metric for comparing operating results. The following table provides a reconciliation of average in-center revenue per membership, the most directly comparable GAAP measure, to non-GAAP average in-center revenue per membership:

RECONCILIATION OF AVERAGE IN-CENTER REVENUE PER MEMBERSHIP

TO NON-GAAP AVERAGE IN-CENTER REVENUE PER MEMBERSHIP

(Unaudited)

	For the Three Months Ended			For the Nine Months Ended
	September 30,		Growth	September 30,		Growth
	2012	2011	Rate	2012	2011	Rate
Average in-center revenue per membership	$131	$124	5.4%	$384	$366	4.9%
Excluding the impact of Lifestyle Family Fitness transaction	3	—		9	—	—

Non-GAAP average in-center revenue per membership	$134	$124	7.8%	$393	$366	7.4%